CONSENT of INDEPENDENT ACCOUNTANTS


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          We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Form S-3 (Registration No. 33-66222) of Citicorp Mortgage Securities, Inc. of our reports dated February 3, 1997 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts".


                                              COOPERS & LYBRAND L.L.P.


New York, New York
April 22, 1997